UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 30, 2010

CORNERSTONE CORE PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2010, we amended our Credit Agreement with HSH Nordbank AG, New York Branch entered on June 30, 2006 to extend the maturity date of the loan to September 30, 2011. As a part of the amendment to the Credit Agreement we paid an extension fee of $67,250 and made a principal reduction payment of $2.0 million. We will make additional principal reduction payments ranging from $200,000 to $250,000 between December 1, 2010 and September 30, 2011. In addition, the amendment to the Credit Agreement requires us to use commercially reasonable efforts to pay off the outstanding principal balance of the loan with proceeds from refinancing with an unaffiliated lender or from the sale of one or more of our properties in one or more arm’s length all-cash transactions.  The borrowing rate is based on 30-day LIBOR plus a margin ranging from 350 to 375 basis points.  As of November30, 2010 the outstanding principal amount of our obligations under the Credit Agreement was $13,545,000.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit

10.1	Amendment No. 9 to Credit Agreement with HSH Nordbank AG, New York Branch dated as of November 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC

By:	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer

Dated: December 6, 2010